Exhibit 10.2

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 ("Amendment No. 1") to the Agreement and Plan of Merger dated as of October 18, 2005 (the "Merger Agreement"), is made as of October 18, 2005, by and among SKO Group Holding Corp. ("Parent"), SKO Acquisition Corp. ("Acquisition Sub") and ShopKo Stores, Inc. (the "Company").

WHEREAS, Parent, Acquisition Sub and the Company wish to amend and supplement the Merger Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

The Agreement.  The parties acknowledge and agree that this Amendment No. 1 is an integral part of the Merger Agreement.  Notwithstanding any provision of the Merger Agreement to the contrary, in the event of any conflict between this Amendment No. 1 and the Merger Agreement or any part of either of them, the terms of this Amendment No. 1 shall control.  Any reference to the "Agreement" contained herein or in the Merger Agreement shall mean the Merger Agreement, including and as amended by this Amendment No. 1, and any amendment or addendum to either the Merger Agreement or this Amendment No. 1.  Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.

2.

Section 2.7.  Section 2.7 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.7

Conversion of Company Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted in accordance with Section 2.6) shall be converted into the right to receive $29.00 in cash (which amount shall increase at the rate of 6% per annum during the period commencing on December 15, 2005 through and including the Closing Date to the extent the Closing occurs after December 15, 2005) (the "Merger Consideration").  As of the Effective Time, all such shares of Company Common Stock shall no longer remain outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.10, without interest or dividends."

3.

Other Provisions Unaffected.  Except as specifically amended herein, the provisions of the Merger Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first written above.

PARENT:	SKO GROUP HOLDING CORP.

By: /s/ Michael Fieldstone
Name: Michael Fieldstone
Title: Vice President

ACQUISITION SUB:	SKO ACQUISITION CORP.

By: /s/ Michael Fieldstone
Name: Michael Fieldstone
Title: Vice President

THE COMPANY:	SHOPKO STORES, INC.

By: /s/ Steven R. Andrews
Name: Steven R. Andrews
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]